Exhibit 99.1

Press Release

Investors:	Media:
Nancy Murphy	Michelle Kersch
(904) 854-8640	(904) 854-5043
nancy.murphy@lpsvcs.com	michelle.kersch@lpsvcs.com

Lender Processing Services Reports Third Quarter 2012 Earnings
Adjusted EPS increased 20% from prior year to $0.71
Technology, Data and Analytics revenue increased 11% with growth across all lines of business
Investment in technology-driven solutions supports mortgage industry requirements

JACKSONVILLE, Fla. - October 29, 2012 - Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenue of $512.7 million for the third quarter of 2012, a decrease of 1.3% from the prior year quarter, and GAAP net earnings of $58.3 million, or $0.69 per diluted share, an increase of 44% from the prior year quarter.

Third Quarter Highlights

•	Technology, Data and Analytics revenue of $192.0 million, up 11% from prior year

•	Adjusted earnings per diluted share of $0.71, including $0.02 per share loss from discontinued operations

•	EBITDA margin of 26.7%, up 460 basis points from prior year

•	Adjusted free cash flow of $69.2 million in the third quarter and $252.8 million year-to-date

•	Initiated debt refinancing to lower cost of capital and further strengthen the balance sheet

•	Completed conversion of 240,000 home equity loans to the MSP Servicing Technology platform

“Our strong third quarter results demonstrate LPS' continued delivery of high-value, technology-driven solutions to our clients to meet evolving compliance, loan quality and efficiency requirements,” said Hugh Harris, president and chief executive officer of LPS. “Our proven business model consistently generates strong cash flow allowing LPS to invest in innovative solutions that enhance the mortgage lending value chain, enable our clients to succeed, and drive long-term value for our shareholders through sustainable growth.”

“The positive quarterly results were driven by increased demand for LPS' technology solutions, record low interest rates resulting in strong refinance activity and the benefits of ongoing investments to expand our platforms. Technology, Data and Analytics is our growth platform for the future, and we are very pleased with its strong performance this quarter,” commented Chief Financial Officer Tom Schilling. “Strong margins and cash flow resulted from our focus on high-return core markets, disciplined cost management and favorable revenue mix.”

Operating income for the third quarter increased 19.4% to $112.4 million from the prior year period, while the operating margin increased to 21.9% from 18.1% in the third quarter of 2011.

Net cash provided by operating activities for the third quarter of 2012 was $85.7 million compared to $102.7 million in the prior year period, and $303.6 million in the first three quarters of 2012 compared to $329.6 million in the same period in 2011. Adjusted free cash flow for the third quarter of 2012 decreased to $69.2 million from $76.6 million in the prior year due to changes in working capital, which offset the increase in net earnings. Adjusted free cash flow is defined as net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software.

Technology, Data and Analytics Segment (TD&A)

Revenue for the Technology, Data and Analytics segment for the third quarter increased 11.2% from the prior year to $192.0 million as a result of growth in all lines of business. Revenue from Servicing Technology increased 4.0% primarily due to loan growth on the MSP platform; Default Technology revenue increased 28.3% primarily reflecting market share gains achieved during 2011 and strong demand for professional services; and Origination Technology revenue increased 25.3% due principally to higher transaction volume on the Loan Quality Gateway platform resulting from elevated refinance activity and new client implementations. In addition, Data and Analytics revenue increased 7.5% driven by greater demand for data to support elevated origination volume. Third quarter operating income increased to $60.4 million from $58.7 million in the same period in 2011 as a result of higher income from all TD&A sub-segments.

Transaction Services Segment

Revenue for the Transaction Services segment for the third quarter decreased 7.9% from the prior year period to $320.7 million. Origination Services revenue increased 15.7% to $154.1 million from the prior year as a result of higher refinance origination volume that generated increased title and escrow orders, partially offset by lower appraisal volume as the Company exited lower margin contracts. Default Services revenue decreased 22.5% to $166.7 million from the prior year quarter primarily reflecting lower transaction volumes due to industry-wide foreclosure delays. Operating income increased 15.0% from the prior year quarter to $64.2 million, while the operating margin increased 400 basis points to 20.0% reflecting higher Origination Services contributions, favorable revenue mix and prudent cost management.

Corporate

Net corporate expenses in the third quarter of 2012 decreased to $12.1 million from $20.3 million in the prior year period primarily as a result of current period legal-related expenses being charged against our previously established legal and regulatory reserve.

Balance Sheet and Capital Resources

During the third quarter, the company initiated a debt refinancing to lower the cost of capital and further strengthen the balance sheet by extending the maturity of long-term debt and reducing secured debt. The Company commenced an offering of $600 million of Senior Notes due 2023 at a coupon of 5.75% issued at par value. The net proceeds, along with cash on hand, is being used to repay $609 million of outstanding debt including $362 million of 8.125% Notes due 2016 and $247 million of Term Loan B under its senior credit facility, and pay fees and expenses. The refinancing will result in annual net interest expense savings of approximately $9.0 million. The Senior Note offering was completed on October 12, 2012.

The legal and regulatory accrual decreased by $6.7 million during the current quarter to $196.4 million, due to the payment of expenses that were previously recognized in our legal and regulatory reserve established in prior quarters. No reserves for legal and regulatory matters were added during the third quarter.

The company ended the third quarter with cash of $160.7 million compared to $138.5 million in the second quarter 2012.

Outlook

Based on the current environment, the company expects fourth quarter 2012 revenue to be in the range of $475 million to $495 million and adjusted net earnings per diluted share to be in the range of $0.65 to $0.69.

Earnings Conference Call and Webcast

LPS will host a conference call tomorrow at 10:00 a.m. ET with a live webcast on the Investor Relations section of its website at www.lpsvcs.com. Earnings information, including this press release and our financial results presentation, is available on the website. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the call will be available until November 6, 2012, by dialing 888-203-1112 (access code: 4041948).

About Lender Processing Services

LPS (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation's top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

    These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS' servicing solutions include MSP, the industry's leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. Lender Processing Services is a Fortune 1000 company headquartered in Jacksonville, Fla., employing approximately 8,000 professionals. For more information, please visit www.lpsvcs.com.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “EBIT, as adjusted” or “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring and other charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking

Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

###

Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Revenues	$512,676	$519,437	$1,551,904	$1,556,280
Expenses:
Operating expenses	375,716	404,423	1,150,905	1,175,381
Depreciation and amortization	24,516	20,822	72,538	66,445
Legal and regulatory charges	—	—	144,476	—
Exit costs, impairments and other charges	—	—	—	29,198
Total expenses	400,232	425,245	1,367,919	1,271,024
Operating income	112,444	94,192	183,985	285,256
Other income (expense):
Interest income	463	353	1,365	1,064
Interest expense	(16,112)	(22,986)	(48,969)	(50,961)
Other income, net	14	(128)	173	(174)
Total other income (expense)	(15,635)	(22,761)	(47,431)	(50,071)
Earnings from continuing operations before income taxes	96,809	71,431	136,554	235,185
Provision for income taxes	36,110	26,787	60,973	88,195
Net earnings from continuing operations	60,699	44,644	75,581	146,990
Loss from discontinued operations, net of tax	(2,395)	(4,194)	(8,036)	(29,246)
Net earnings	$58,304	$40,450	$67,545	$117,744

Net earnings per share - diluted from continuing operations	$0.71	$0.53	$0.88	$1.71
Net loss per share - diluted from discontinued operations	(0.02)	(0.05)	(0.08)	(0.34)
Net earnings per share - diluted	$0.69	$0.48	$0.80	$1.37
Weighted average shares outstanding - diluted	84,948	84,415	84,774	86,108

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$160,716	$77,355
Trade receivables, net of allowance for doubtful accounts	308,359	345,048
Other receivables	3,652	1,423
Prepaid expenses and other current assets	33,726	33,004
Deferred income taxes	111,853	74,006
Total current assets	618,306	530,836

Property and equipment, net	112,463	121,245
Computer software, net	241,103	228,882
Other intangible assets, net	26,299	39,140
Goodwill	1,126,090	1,132,828
Other non-current assets	245,267	192,484
Total assets	$2,369,528	$2,245,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,500	$39,310
Trade accounts payable	37,655	43,105
Accrued salaries and benefits	79,042	64,383
Legal and regulatory accrual	196,446	78,483
Other accrued liabilities	158,659	168,627
Deferred revenues	53,210	64,078
Total current liabilities	527,512	457,986

Deferred revenues	25,724	34,737
Deferred income taxes, net	160,360	122,755
Long-term debt, net of current portion	1,074,500	1,109,850
Other non-current liabilities	36,375	32,099
Total liabilities	1,824,471	1,757,427

Stockholders' equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at September 30, 2012 and December 31, 2011	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at September 30, 2012 and December 31, 2011	10	10
Additional paid-in capital	253,285	250,533
Retained earnings	699,895	658,146
Accumulated other comprehensive loss	(3,427)	(1,783)
Treasury stock at cost; 12.7 million and 13.0 million shares at September 30, 2012 and December 31, 2011, respectively	(404,706)	(418,918)
Total stockholders' equity	545,057	487,988
Total liabilities and stockholders' equity	$2,369,528	$2,245,415

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net earnings	$67,545	$117,744
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	73,407	73,753
Amortization of debt issuance costs	3,317	8,901
Asset impairment charges	3,812	31,855
(Gain) loss on sale of discontinued operations	(6,688)	1,486
Deferred income taxes, net	776	11,985
Stock-based compensation cost	19,520	28,179
Income tax effect of equity compensation	(494)	588
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	27,543	64,291
Other receivables	(1,748)	2,708
Prepaid expenses and other assets	(18,512)	(6,258)
Deferred revenues	10,605	(3,382)
Accounts payable, accrued liabilities and other liabilities	124,487	(2,249)
Net cash provided by operating activities	303,570	329,601

Cash flows from investing activities:
Additions to property and equipment	(16,109)	(25,970)
Additions to capitalized software	(56,088)	(55,501)
Purchases of investments, net of proceeds from sales	(17,604)	(14,918)
Acquisition of title plants and property records data	(33,600)	(15,686)
Acquisitions, net of cash acquired	(12,250)	(9,802)
Proceeds from sale of discontinued operations, net of cash distributed	16,206	—
Net cash used in investing activities	(119,445)	(121,877)

Cash flows from financing activities:
Borrowings	—	960,000
Debt service payments	(72,082)	(942,915)
Exercise of stock options and restricted stock vesting	(1,792)	(2,680)
Income tax effect of equity compensation	494	(588)
Dividends paid	(25,384)	(26,006)
Debt issuance costs paid	—	(22,059)
Treasury stock repurchases	—	(136,878)
Bond Repurchases	—	(4,925)
Payment of contingent consideration related to acquisitions	(2,000)	—
Net cash used in financing activities	(100,764)	(176,051)

Net increase in cash and cash equivalents	83,361	31,673
Cash and cash equivalents, beginning of period	77,355	52,287
Cash and cash equivalents, end of period	$160,716	$83,960

Supplemental disclosures of cash flow information:
Cash paid for interest	$54,774	$48,672
Cash paid for taxes	$46,853	$49,181

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		YEAR-TO-DATE (1)		QUARTER (1)
		Q3-2012	Q3-2011	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3-2011	Q2-2011	Q1-2011
1.	Revenues - Continuing Operations
	Technology, Data and Analytics:
	Technology	$503,790	$460,333	$173,985	$168,515	$161,290	$161,252	$156,414	$152,676	$151,243
	Servicing Technology	331,207	314,249	111,572	111,284	108,351	107,103	107,273	103,676	103,300
	Default Technology	101,790	86,536	36,163	34,051	31,576	33,752	28,185	29,201	29,150
	Origination Technology	70,793	59,548	26,250	23,180	21,363	20,397	20,956	19,799	18,793
	Data and Analytics	52,414	51,926	17,971	17,590	16,853	17,019	16,724	17,897	17,305
	Total	556,204	512,259	191,956	186,105	178,143	178,271	173,138	170,573	168,548
	Transaction Services:
	Origination Services	451,548	367,911	154,057	150,741	146,750	151,527	133,099	105,856	128,956
	Default Services	546,144	680,889	166,657	196,625	182,862	205,326	214,996	224,744	241,149
	Total	997,692	1,048,800	320,714	347,366	329,612	356,853	348,095	330,600	370,105
	Corporate	(1,992)	(4,779)	6	(264)	(1,734)	(1,292)	(1,796)	(1,513)	(1,470)
	Total Revenues	$1,551,904	$1,556,280	$512,676	$533,207	$506,021	$533,832	$519,437	$499,660	$537,183

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Technology	9.4%	3.1%	11.2%	10.4%	6.6%	4.6%	0.1%	2.7%	6.9%
	Servicing Technology	5.4%	3.3%	4%	7.3%	4.9%	5.8%	4%	0.7%	5.3%
	Default Technology	17.6%	0.4%	28.3%	16.6%	8.3%	1.9%	(14.7)%	15.1%	5%
	Origination Technology	18.9%	6.3%	25.3%	17.1%	13.7%	3.4%	4.7%	(2.7)%	20.2%
	Data and Analytics	0.9%	(6.8)%	7.5%	(1.7)%	(2.6)%	(13.7)%	(8.1)%	(3.9)%	(8.5)%
	Total	8.6%	2%	10.9%	9.1%	5.7%	2.5%	(0.7)%	2.0%	5%
	Transaction Services:
	Origination Services	22.7%	(13.7)%	15.7%	42.4%	13.8%	(15.5)%	(14.8)%	(19.5)%	(7.0)%
	Default Services	(19.8)%	(18.6)%	(22.5)%	(12.5)%	(24.2)%	(23.0)%	(22.5)%	(20.4)%	(12.9)%
	Total	(4.9)%	(16.9)%	(7.9)%	5.1%	(10.9)%	(20.0)%	(19.7)%	(20.1)%	(10.9)%
	Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
	Total Revenues	(0.3)%	(11.5)%	(1.3)%	6.7%	(5.8)%	(13.6)%	(14.3)%	(13.7)%	(6.3)%

Revenue Growth from Sequential Period
Technology, Data and Analytics:
Technology	9.4%	3.1%	3.2%	4.5%	—%	3.1%	2.4%	0.9%	(1.9)%
Servicing Technology	5.4%	3.3%	0.3%	2.7%	1.2%	(0.2)%	3.5%	0.4%	2%
Default Technology	17.6%	0.4%	6.2%	7.8%	(6.4)%	19.8%	(3.5)%	0.2%	(12)%
Origination Technology	18.9%	6.3%	13.2%	8.5%	4.7%	(2.7)%	5.8%	5.4%	(4.8)%
Data and Analytics	0.9%	(6.8)%	2.2%	4.4%	(1)%	1.8%	(6.6)%	3.4%	(12.3)%
Total	8.6%	2%	3.1%	4.5%	(0.1)%	3%	1.5%	1.2%	(3.1)%
Transaction Services:
Origination Services	22.7%	(13.7)%	2.2%	2.7%	(3.2)%	13.8%	25.7%	(17.9)%	(28.1)%
Default Services	(19.8)%	(18.6)%	(15.2)%	7.5%	(10.9)%	(4.5)%	(4.3)%	(6.8)%	(9.6)%
Total	(4.9)%	(16.9)%	(7.7)%	5.4%	(7.6)%	2.5%	5.3%	(10.7)%	(17.1)%
Corporate	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m
Total Revenues	(0.3)%	(11.5)%	(3.9)%	5.4%	(5.2)%	2.8%	4.0%	(7.0)%	(13.1)%

Notes:
(1) 2011 revenues have been reclassified to conform to the current year presentation.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		YEAR-TO-DATE			QUARTER						YEAR ENDED
		Q3-2012	Q3-2011	Q3-2012	Q2-2012	Q1-2012	Q4-2011	Q3- 2011	Q2-2011	Q1 - 2011	12/31/2011
1.	Operating Results - Continuing Operations
	Consolidated
	Revenues	$1,551,904	$1,556,280	$512,676	$533,207	$506,021	$533,832	$519,437	$499,660	$537,183	$2,090,112
	Operating Income (Loss), as reported	183,985	285,256	112,444	(22,760)	94,301	4,926	94,192	80,666	110,398	290,182
	Adjustments:
	Legal and Regulatory Charge (1)	144,476	—	—	144,476	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (2)	—	29,198	—	—	—	27,714	—	9,887	19,311	56,912
	Operating Income, as adjusted	328,461	314,454	112,444	121,716	94,301	111,124	94,192	90,553	129,709	425,578
	Depreciation and Amortization	72,538	66,445	24,516	23,778	24,244	23,931	20,822	22,627	22,996	90,376
	EBITDA, as adjusted	$400,999	$380,899	$136,960	$145,494	$118,545	$135,055	$115,014	$113,180	$152,705	$515,954
	Operating Margin, as adjusted	21.2%	20.2%	21.9%	22.8%	18.6%	20.8%	18.1%	18.1%	24.1%	20.4%
	EBITDA Margin, as adjusted	25.8%	24.5%	26.7%	27.3%	23.4%	25.3%	22.1%	22.7%	28.4%	24.7%
	Technology, Data and Analytics
	Revenues	$556,204	$512,259	$191,956	$186,105	$178,143	$178,271	$173,138	$170,573	$168,548	$690,530
	Operating Income, as reported	172,244	162,563	60,377	57,901	53,966	51,341	58,715	49,526	54,322	213,904
	Adjustments:
	Exit costs, Impairments and Other Charges (2)	—	8,887	—	—	—	7,971	—	6,585	2,302	16,858
	Operating Income, as adjusted	172,244	171,450	60,377	57,901	53,966	59,312	58,715	56,111	56,624	230,762
	Depreciation and Amortization	55,385	49,234	18,765	18,036	18,584	18,105	15,120	16,881	17,233	67,339
	EBITDA, as adjusted	$227,629	$220,684	$79,142	$75,937	$72,550	$77,417	$73,835	$72,992	$73,857	$298,101
	Operating Margin, as adjusted	31.0%	33.5%	31.5%	31.1%	30.3%	33.3%	33.9%	32.9%	33.6%	33.4%
	EBITDA Margin, as adjusted	40.9%	43.1%	41.2%	40.8%	40.7%	43.4%	42.6%	42.8%	43.8%	43.2%
	Transaction Services
	Revenues	$997,692	$1,048,800	$320,714	$347,366	$329,612	$356,853	$348,095	$330,600	$370,105	$1,405,653
	Operating Income, as reported	191,641	189,567	64,177	76,010	51,454	70,752	55,824	52,610	81,133	260,319

	Adjustments:
	Exit costs, Impairments and Other Charges (2)	—	4,052	—	—	—	(236)	—	1,074	2,978	3,816
	Operating Income, as adjusted	191,641	193,619	64,177	76,010	51,454	70,516	55,824	53,684	84,111	264,135
	Depreciation and Amortization	14,153	13,984	4,767	4,694	4,692	4,850	4,726	4,650	4,608	18,834
	EBITDA, as adjusted	$205,794	$207,603	$68,944	$80,704	$56,146	$75,366	$60,550	$58,334	$88,719	$282,969
	Operating Margin, as adjusted	19.2%	18.5%	20.0%	21.9%	15.6%	19.8%	16.0%	16.2%	22.7%	18.8%
	EBITDA Margin, as adjusted	20.6%	19.8%	21.5%	23.2%	17.0%	21.1%	17.4%	17.6%	24.0%	20.1%
	Corporate and Other
	Revenues	$(1,992)	$(4,779)	$6	$(264)	$(1,734)	$(1,292)	$(1,796)	$(1,513)	$(1,470)	$(6,071)
	Operating Loss, as reported	(179,900)	(66,874)	(12,110)	(156,671)	(11,119)	(117,167)	(20,347)	(21,470)	(25,057)	(184,041)
	Adjustments:
	Legal and Regulatory Charge (1)	144,476	—	—	144,476	—	78,484	—	—	—	78,484
	Exit costs, Impairments and Other Charges (2)	—	16,259	—	—	—	19,979	—	2,228	14,031	36,238
	Operating Loss, as adjusted	(35,424)	(50,615)	(12,110)	(12,195)	(11,119)	(18,704)	(20,347)	(19,242)	(11,026)	(69,319)
	Depreciation and Amortization	3,000	3,227	984	1,048	968	976	976	1,096	1,155	4,203
	EBITDA, as adjusted	$(32,424)	$(47,388)	$(11,126)	$(11,147)	$(10,151)	$(17,728)	$(19,371)	$(18,146)	$(9,871)	$(65,116)
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$67,545	$117,744	$58,304	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments - Continuing Operations:
	Legal and Regulatory Charge (1)	100,624	—	—	100,624	—	53,086	—	—	—	53,086
	Exit costs, Impairments and Other Charges (2)	—	18,177	—	—	—	16,822	—	6,204	11,973	34,999
	Total EBIT Adjustments to Continuing Operations	100,624	18,177	—	100,624	—	69,908	—	6,204	11,973	88,085
	Adjustments - Discontinued Operations:
	Impairment and Restructuring Charges, net	—	17,797	—	—	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net	—	1,486	—	—	—	(928)	1,486	—	—	558
	Total Adjustments to Discontinued Operations	—	19,283	—	—	—	15,526	1,486	17,759	38	34,809
	Adjustments - Non-operating:
	Write-off of Debt Issuance Costs, net (3)	—	4,978	—	—	—	—	4,978	—	—	4,978
	Prior Year Tax Benefit	—	—	—	—	—	(6,458)	—	—	—	(6,458)
	Total Non-operating Adjustments	—	4,978	—	—	—	(6,458)	4,978	—	—	(1,480)
	Net Earnings, as adjusted	168,169	160,182	58,304	62,744	47,121	57,775	46,914	45,328	67,940	217,957

	Purchase Price Amortization, net (4)	5,866	8,297	1,712	1,733	2,421	2,655	2,495	2,674	3,128	10,952
	Adjusted Net Earnings	$174,035	$168,479	$60,016	$64,477	$49,542	$60,430	$49,409	$48,002	$71,068	$228,909
	Adjusted Net Earnings Per Diluted Share	$2.06	$1.96	$0.71	$0.76	$0.59	$0.72	$0.59	$0.56	$0.81	$2.68
	Diluted Weighted Average Shares	84,774	86,108	84,948	84,578	84,567	84,430	84,415	85,812	88,134	85,685

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$67,545	$117,744	$58,304	$(37,880)	$47,121	$(21,201)	$40,450	$21,365	$55,929	$96,543
	Adjustments:
	Cash Related Restructuring Costs, net	21,434	11,479	5,746	13,335	2,353	(3,302)	2,107	5,220	4,152	8,177
	Net Earnings (Loss), as adjusted	88,979	129,223	64,050	(24,545)	49,474	(24,503)	42,557	26,585	60,081	104,720
	Adjustments to reconcile net earnings to net cash provided by operating activities:
	Non-cash adjustments	93,650	156,747	49,196	7,022	37,432	62,763	50,508	61,260	44,979	219,510
	Working capital adjustments	142,375	55,110	(21,816)	158,693	5,498	106,696	11,756	23,822	19,532	161,806
	Net cash provided by operating activities	325,004	341,080	91,430	141,170	92,404	144,956	104,821	111,667	124,592	486,036
	Capital expenditures included in investing activities	(72,197)	(81,471)	(22,220)	(26,258)	(23,719)	(23,408)	(28,243)	(29,907)	(23,321)	(104,879)
	Adjusted Free Cash Flow	$252,807	$259,609	$69,210	$114,912	$68,685	$121,548	$76,578	$81,760	$101,271	$381,157
4.	Discontinued Operations - Reconciliation
	Net Loss, as reported	$(8,036)	$(29,246)	$(2,395)	$(3,585)	$(2,056)	$(17,017)	$(4,194)	$(21,101)	$(3,951)	$(46,263)
	Adjustments:
	Impairment and Restructuring Charges, net (5)	—	17,797	—	—	—	16,454	—	17,759	38	34,251
	(Gain)/Loss on Disposal of Operations, net (6)	—	1,486	—	—	—	(928)	1,486	—	—	558
	Net Loss, as adjusted	(8,036)	(9,963)	(2,395)	(3,585)	(2,056)	(1,491)	(2,708)	(3,342)	(3,913)	(11,454)
	Purchase Price Amortization, net (4)	152	656	—	38	114	201	122	272	262	857
	Adjusted Net Loss	$(7,884)	$(9,307)	$(2,395)	$(3,547)	$(1,942)	$(1,290)	$(2,586)	$(3,070)	$(3,651)	$(10,597)
	Adjusted Net Loss Per Diluted Share	$(0.08)	$(0.11)	$(0.02)	$(0.04)	$(0.02)	$(0.02)	$(0.03)	$(0.04)	$(0.04)	$(0.13)
	Diluted Weighted Average Shares	84,774	86,108	84,948	84,578	84,567	84,430	84,415	85,812	88,134	85,685

Notes:

(1) During Q4-2011 and Q2-2012, we recognized pre-tax legal and regulatory contingency accruals of $78.5 million and $144.5 million ($53.1 million and $100.6 million, net of tax), respectively, for estimated settlement and third-party legal expenses related to various ongoing legal and regulatory matters.

(2) Includes the impact of various severance, asset impairment and restructuring charges. Severance charges reflect the departure of certain executives including our former chief executive officer and former co-chief operating officer, as well as the impact of other personnel restructuring programs. In connection with these initiatives, during 2011, we recorded severance charges, including equity acceleration, of $33.4 million ($20.6 million net of tax). Asset impairment and restructuring charges, which totaled $23.5 million during 2011 ($14.4 million net of tax) primarily reflects the write-down of various assets as well as provisions for operating lease impairments.

(3) During 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities.

(4) Purchase price amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(5) Fiscal 2011 reflects charges totaling $57.0 million ($34.3 million net of tax) relating to severance accruals and the write-down of net assets for businesses that have been classified as discontinued operations.

(6) Fiscal 2011 reflects the (gain) or loss, net of tax, included in "Total Other Income (Expense)" above, recognized upon the disposition of business units that have been sold or shutdown.